UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this Current Report on Form 8-K (the “Report”), Humacyte, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2026. At the Annual Meeting, upon the recommendation of the Company’s board of directors, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 350,000,000 to 550,000,000 (the “Amendment”). The Amendment became effective upon the filing thereof with the Secretary of State of the State of Delaware on June 9, 2026.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 9, 2026, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on three proposals, all of which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”).

As of the close of business on April 23, 2026, the record date for the Annual Meeting, there were 222,019,108 shares of the Company’s common stock outstanding, each of which was entitled to one vote with respect to each proposal. A total of 127,474,086 shares of common stock, representing approximately 57.41% of the shares of common stock entitled to vote, were present in person or by proxy, constituting a quorum.

Proposal 1 – Election of Directors

The stockholders elected each of the three Class II directors who were nominated to serve until the Company’s 2029 annual meeting of stockholders or until such director’s successor is elected, or until such director’s earlier death, resignation or removal. The results of stockholders’ votes on this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
John P. Bamforth	48,332,651	13,968,428	65,173,007
Keith Anthony Jones	52,871,152	9,429,927	65,173,007
Kathleen Sebelius	52,765,738	9,535,341	65,173,007

Proposal No. 2 – Approval of Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the executive compensation section of the proxy statement. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
40,100,324	19,493,367	2,707,388	65,173,007

Proposal No. 3 – Approval of the Frequency of Future Advisory Votes on Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the holding of advisory vote to approve the compensation paid to the Company’s named executive officers on an annual basis. The results of stockholders’ votes on this matter were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
54,130,231	5,976,614	1,068,557	1,125,677	65,173,007

The Company will include an advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of future advisory votes to approve executive compensation.

Proposal 4 – Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain
125,187,135	1,654,285	632,666

There were no broker non-votes on this proposal.

Proposal 5 – Approval of an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

The stockholders approved the Amendment to increase the number of authorized shares of common stock from 350,000,000 shares to 550,000,000 shares. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain
102,313,282	23,088,322	2,072,482

There were no broker non-votes on this proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Humacyte, Inc., as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: June 9, 2026	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer

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